Exhibit 99.1

Mueller Water Products Reports Fiscal 2012 Fourth Quarter Results

Net Sales Increased 9.7 Percent Over Prior Year

Net Income Per Diluted Share Increased to $0.03

ATLANTA--(BUSINESS WIRE)--October 30, 2012--Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $281.1 million and net income of $4.0 million for the fiscal 2012 fourth quarter ended September 30, 2012. The following compares 2012 fourth quarter results from continuing operations to the prior year period. In the quarter, the Company:

  Increased net sales 9.7 percent to $281.1 million from $256.3 million.
  Grew operating income to $21.9 million from $12.2 million, an increase of 79.5 percent, while adjusted operating income increased 69.4 percent to $22.7 million from $13.4 million.
  Delivered income from continuing operations per diluted share of $0.03, up $0.07 from a loss of $0.04. Adjusted net income per diluted share of $0.03 improved $0.06 from a loss of $0.03.
  Increased adjusted EBITDA year-over-year to $38.1 million from $29.3 million.
  Generated increased free cash flow of $45.3 million for the 2012 full year, up from $12.7 million in 2011.

“Our fourth-quarter performance demonstrated a meaningful improvement year-over-year, with growth in our net sales, adjusted operating income and adjusted EBITDA. Additionally, since the end of fiscal 2011, we have continued to reduce our debt and lowered our net debt leverage to 4.2x as of September 30, 2012,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products.

“Shipments of Mueller Co.’s valves, hydrants and brass products increased in the quarter year-over-year, which we believe reflects improvement in both the municipal and residential construction markets. Sales of Mueller Co.’s metering systems and leak detection products also continued to increase this quarter demonstrating the traction these products are gaining in the marketplace. On a year-over-year basis, Mueller Co.’s fourth quarter adjusted operating income increased 64 percent.

“At Anvil, despite slightly lower sales in the quarter due primarily to some softness in some of its end markets, operating income was essentially flat.

“Looking ahead, we feel that we are well positioned to benefit from a recovery in residential construction and municipal water spending, which we believe are both healthier today than they were a year ago. We also believe operating margins will continue to be positively impacted in the future by the efficiencies generated from our LEAN manufacturing achievements and as we experience higher levels of capacity utilization. Additionally, we believe we will benefit from the investments we have made in our metering systems and leak detection products and services as these markets continue to grow.”

Fourth Quarter Consolidated Results

Net sales for the 2012 fourth quarter increased $24.8 million, or 9.7 percent, to $281.1 million, from the 2011 fourth quarter net sales of $256.3 million due primarily to higher shipment volumes.

Adjusted operating income for the 2012 fourth quarter increased 69.4 percent to $22.7 million from $13.4 million for the 2011 fourth quarter. This increase was driven primarily by the higher sales volumes, lower per unit overhead costs due to increased production and higher sales prices, partially offset by higher selling, general and administrative expenses.

Fourth Quarter Segment Results

Mueller Co.

Net sales for the 2012 fourth quarter increased 16.3 percent to $187.2 million from $161.0 million in the 2011 fourth quarter. This increase was due to higher shipment volumes across most of Mueller Co.’s products, especially valves, hydrants, brass products and metering systems.

Adjusted operating income for the 2012 fourth quarter improved to $21.5 million from adjusted operating income of $13.1 million in the 2011 fourth quarter. Adjusted operating income margin for the 2012 fourth quarter improved to 11.5 percent from adjusted operating income margin for the 2011 fourth quarter of 8.1 percent.

Anvil

Net sales for the 2012 fourth quarter were $93.9 million compared to net sales of $95.3 million for the 2011 fourth quarter. The decline resulted primarily from lower shipment volumes.

Adjusted operating income for the 2012 fourth quarter of $9.9 million compares to adjusted operating income for the 2011 fourth quarter of $10.0 million.

Interest Expense, Net

Interest expense, net, excluding terminated swap contracts, decreased $1.4 million in the fourth quarter year-over-year due primarily to lower levels of total debt outstanding. Interest expense, net for the 2012 fourth quarter was $13.9 million, which included $0.7 million of non-cash costs for terminated interest rate swap contracts, compared to $16.6 million for the 2011 fourth quarter, which included $2.0 million for such contracts. These contracts were terminated prior to 2011; however, the related costs were amortized over the original term of the contracts and all amortization is now complete.

Income Taxes

During the 2012 fourth quarter, income tax expense was $4.1 million on income before taxes of $8.0 million, or an effective income tax rate of 51.3 percent. The effective rate reflects an adjustment to state taxes and other non-deductible items. Net operating loss carryforwards remain available to offset future taxable earnings.

Use of Non-GAAP Measures

The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income (loss) represents operating income (loss) excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income (loss) excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share exclude discontinued operations, restructuring, certain costs from settled interest rate swap contracts, transactions for the early extinguishment of debt and income tax effects of these excluded items. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures from continuing operations. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under accounting principles generally accepted in the United States ("GAAP"). These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, October 31, 2012 at 9:00 a.m. ET. Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites other interested parties to listen to the presentation, which will be carried live on its website at www.muellerwaterproducts.com. A replay of the call will be available for 30 days at 1-800-839-2232. The archived webcast and the corresponding slide presentation will be available for at least 90 days in the Investor Relations section of the Company’s website.

Those interested in accessing the webcast should log on to the website several minutes before the start of the call. After selecting the presentation icon, interested parties should follow the instructions to ensure their systems are set up to hear the event and view the accompanying slides.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding recovery in residential construction and municipal water spending, positive impacts on operating margins and continued growth with our metering systems and leak detection products. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

  the spending level for water and wastewater infrastructure;
  the level of manufacturing and construction activity;
  our ability to service our debt obligations; and
  the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K.

Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water. Our broad product and services portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure™. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	September 30,
	2012	2011

Assets:
Cash and cash equivalents	$83.0	$61.0
Receivables, net	166.1	147.4
Inventories	183.2	175.9
Deferred income taxes	19.3	28.7
Other current assets	38.0	43.8
Current assets held for sale	-	142.0
Total current assets	489.6	598.8

Property, plant and equipment, net	144.7	145.7
Identifiable intangible assets	573.7	602.4
Other noncurrent assets	32.7	30.4
Noncurrent assets held for sale	-	107.7

Total assets	$1,240.7	$1,485.0

Liabilities and stockholders' equity:
Current portion of long-term debt	$1.1	$0.9
Accounts payable	84.5	59.1
Other current liabilities	82.8	77.9
Current liabilities held for sale	-	56.9
Total current liabilities	168.4	194.8

Long-term debt	621.7	677.4
Deferred income taxes	132.1	154.2
Other noncurrent liabilities	86.8	79.6
Total liabilities	1,009.0	1,106.0

Commitments and contingencies

Common stock: 600,000,000 shares authorized;
156,840,648 shares and 155,793,612 shares outstanding at September
30, 2012 and September 30, 2011, respectively	1.6	1.6
Additional paid-in capital	1,587.3	1,593.2
Accumulated deficit	(1,269.5)	(1,161.6)
Accumulated other comprehensive loss	(87.7)	(54.2)
Total stockholders' equity	231.7	379.0

Total liabilities and stockholders' equity	$1,240.7	$1,485.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Year ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in millions, except per share amounts)

Net sales	$281.1	$256.3	$1,023.9	$964.6
Cost of sales	204.5	191.4	752.8	716.5

Gross profit	76.6	64.9	271.1	248.1

Operating expenses:
Selling, general and administrative	53.9	51.5	204.2	191.8
Restructuring	0.8	1.2	2.8	3.6
Total operating expenses	54.7	52.7	207.0	195.4

Operating income	21.9	12.2	64.1	52.7

Interest expense, net	13.9	16.6	60.0	65.6
Loss on early extinguishment of debt	-	-	1.5	-

Income (loss) before income taxes	8.0	(4.4)	2.6	(12.9)
Income tax expense (benefit) (a)	4.1	1.4	8.2	(2.9)

Income (loss) from continuing operations	3.9	(5.8)	(5.6)	(10.0)
Income (loss) from discontinued operations, net of tax (b)	0.1	(3.8)	(102.3)	(28.1)

Net income (loss)	$4.0	$(9.6)	$(107.9)	$(38.1)

Net income (loss) per basic share:
Continuing operations	$0.03	$(0.04)	$(0.04)	$(0.07)
Discontinued operations	-	(0.02)	(0.65)	(0.18)
Net income (loss)	$0.03	$(0.06)	$(0.69)	$(0.25)

Net income (loss) per diluted share:
Continuing operations	$0.03	$(0.04)	$(0.04)	$(0.07)
Discontinued operations	-	(0.02)	(0.65)	(0.18)
Net income (loss)	$0.03	$(0.06)	$(0.69)	$(0.25)

Weighted average shares outstanding:
Basic	156.8	155.6	156.5	155.3
Diluted	158.5	155.6	156.5	155.3

Dividends declared per share	$0.07	$0.07	$0.07	$0.07

(a)   Due to the loss incurred on the disposition of our U.S. Pipe business, income tax expense for the year ended September 30, 2012 included a $5.9 million valuation allowance charge related to deferred tax asset balances at September 30, 2011 that has been allocated to continuing operations.

(b) On April 1, 2012, we sold our U.S. Pipe business. U.S. Pipe's results of operations have been reclassified as discontinued operations for all periods presented.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
YEAR ENDED SEPTEMBER 30, 2012
(UNAUDITED)

					Accumulated
			Additional		other
	Common		paid-in	Accumulated	comprehensive
	stock		capital	deficit	loss	Total
	(in millions)

Balance at September 30, 2011	$	1.6	$1,593.2	$(1,161.6)	$(54.2)	$	379.0
Net loss		-	-	(107.9)	-		(107.9)
Dividends declared		-	(11.0)	-	-		(11.0)
Stock-based compensation		-	4.9	-	-		4.9
Stock issued under stock compensation plans		-	0.2	-	-		0.2
Derivative instruments		-	-	-	3.0		3.0
Foreign currency translation		-	-	-	2.9		2.9
Minimum pension liability		-	-	-	(39.4)		(39.4)

Balance at September 30, 2012	$	1.6	$1,587.3	$(1,269.5)	$(87.7)	$	231.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year ended
	September 30,
	2012	2011
	(in millions)
Operating activities:
Net loss	$(107.9)	$(38.1)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Loss from discontinued operations	102.3	28.1
Loss from continuing operations	(5.6)	(10.0)

Depreciation	31.2	33.9
Amortization	29.4	29.2
Deferred income taxes	7.9	(22.2)
Stock-based compensation	5.1	5.0
Interest rate swap contracts	5.0	8.0
Retirement plans	4.6	7.5
Amortization of deferred financing fees	2.3	2.3
Loss on early extinguishment of debt	1.5	-
Other, net	0.7	2.8
Changes in assets and liabilities:
Receivables	(17.6)	(13.6)
Inventories	(6.0)	24.7
Other current assets and other noncurrent assets	13.5	1.9
Accounts payable and other liabilities	4.7	(33.7)

Net cash provided by operating activities
from continuing operations	76.7	35.8

Investing activities:
Capital expenditures	(31.4)	(23.1)
Acquisitions of businesses, net of cash acquired	(1.3)	(9.2)
Proceeds from sales of assets	0.3	1.1

Net cash used in investing activities
from continuing operations	(32.4)	(31.2)

Financing activities:
Early retirement of debt	(23.2)	-
Proceeds from debt	-	40.7
Other debt payments	(33.4)	(55.0)
Dividends paid	(11.0)	(10.9)
Common stock issued	0.2	1.0
Payment of deferred financing fees	-	(0.4)
Other	(0.7)	1.7

Net cash used in financing activities
from continuing operations	(68.1)	(22.9)

Net cash flows from discontinued operations:
Operating activities	(43.2)	4.1
Investing activities	87.5	(8.4)

Net cash provided by (used in) discontinued operations	44.3	(4.3)

Effect of currency exchange rate changes on cash	1.5	(0.4)

Cash and cash equivalents at beginning of year	61.0	84.0

Cash and cash equivalents at end of year	$83.0	$61.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Three months ended September 30, 2012
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$187.2	$93.9	$-	$281.1

Gross profit	$49.1	$27.5	$-	$76.6
Selling, general and administrative expenses	27.6	17.6	8.7	53.9
Restructuring expenses	0.6	0.1	0.1	0.8
Operating income (loss)	$20.9	$9.8	$(8.8)	21.9
Interest expense, net				13.9
Income tax expense				4.1
Income from continuing operations				3.9
Loss from discontinued operations, net of tax				0.1
Net income				$4.0

Net income:
Continuing operations				$0.03
Discontinued operations				-
Net income				$0.03

Capital expenditures	$8.0	$3.9	$-	$11.9

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$20.9	$9.8	$(8.8)	$21.9
Restructuring	0.6	0.1	0.1	0.8
Adjusted operating income (loss)	21.5	9.9	(8.7)	22.7
Depreciation and amortization	11.6	3.6	0.2	15.4
Adjusted EBITDA	$33.1	$13.5	$(8.5)	$38.1

Adjusted operating margin	11.5%	10.5%		8.1%
Adjusted EBITDA margin	17.7%	14.4%		13.6%

Adjusted net income:
Net income				$4.0
Discontinued operations, net of tax				(0.1)
Restructuring, net of tax				0.5
Interest rate swap settlement costs, net of tax				0.4
Adjusted net income				$4.8
Adjusted net income per diluted share				$0.03

Free cash flow:
Net cash provided by operating activities				$52.2
Less capital expenditures				(11.9)
Free cash flow				$40.3

Net debt (end of period):
Current portion of long-term debt				$1.1
Long-term debt				621.7
Total debt				622.8
Less cash and cash equivalents				(83.0)
Net debt				$539.8

Adjusted EBITDA:
Current quarter				$38.1
Three prior quarters				89.4
Adjusted EBITDA				$127.5

Net debt leverage (net debt divided by adjusted EBITDA)				4.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Three months ended September 30, 2011
	Mueller Co.	Anvil		Corporate	Total
GAAP results:
Net sales	$161.0	$	95.3	$-	$	256.3

Gross profit	$37.3	$	27.7	$(0.1)	$	64.9
Selling, general and administrative expenses	24.2		17.7	9.6		51.5
Restructuring expenses	0.2		-	1.0		1.2
Operating income (loss)	$12.9	$	10.0	$(10.7)		12.2
Interest expense, net						16.6
Income tax expense						1.4
Loss from continuing operations						(5.8)
Loss from discontinued operations, net of tax						(3.8)
Net loss					$	(9.6)

Net loss:
Continuing operations					$	(0.04)
Discontinued operations						(0.02)
Net loss					$	(0.06)

Capital expenditures	$3.8	$	3.1	$0.3	$	7.2

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$12.9	$	10.0	$(10.7)	$	12.2
Restructuring	0.2		-	1.0		1.2
Adjusted operating income (loss)	13.1		10.0	(9.7)		13.4
Depreciation and amortization	12.0		3.6	0.3		15.9
Adjusted EBITDA	$25.1	$	13.6	$(9.4)	$	29.3

Adjusted operating margin	8.1%		10.5%			5.2%
Adjusted EBITDA margin	15.6%		14.3%			11.4%

Adjusted net loss:
Net loss					$	(9.6)
Discontinued operations, net of tax						3.8
Interest rate swap settlement costs, net of tax						1.2
Restructuring, net of tax						0.7
Adjusted net loss					$	(3.9)
Adjusted net loss per diluted share					$	(0.03)

Free cash flow:
Net cash provided by operating activities					$	36.0
Less capital expenditures						(7.2)
Free cash flow					$	28.8

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Year ended September 30, 2012
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$652.4	$371.5	$-	$1,023.9

Gross profit	$162.8	$108.3	$-	$271.1
Selling, general and administrative expenses	102.6	70.7	30.9	204.2
Restructuring expenses	2.5	0.3	-	2.8
Operating income (loss)	$57.7	$37.3	$(30.9)	64.1
Interest expense, net				60.0
Loss on early extinguishment of debt				1.5
Income tax expense				8.2
Loss from continuing operations				(5.6)
Loss from discontinued operations, net of tax				(102.3)
Net loss				$(107.9)

Net loss per diluted share:
Continuing operations				$(0.04)
Discontinued operations				(0.65)
Net loss				$(0.69)

Capital expenditures	$20.0	$11.4	$-	$31.4

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$57.7	$37.3	$(30.9)	$64.1
Restructuring	2.5	0.3	-	2.8
Adjusted operating income (loss)	60.2	37.6	(30.9)	66.9
Depreciation and amortization	45.7	14.3	0.6	60.6
Adjusted EBITDA	$105.9	$51.9	$(30.3)	$127.5

Adjusted operating margin	9.2%	10.1%		6.5%
Adjusted EBITDA margin	16.2%	14.0%		12.5%

Adjusted net income:
Net loss				$(107.9)
Discontinued operations, net of tax				102.3
Valuation allowance against beginning of the year
deferred tax assets				5.9
Interest rate swap settlement costs, net of tax				3.0
Restructuring, net of tax				1.7
Loss on early extinguishment of debt, net of tax				0.9
Adjusted net income				$5.9
Adjusted net income per diluted share				$0.04

Free cash flow:
Net cash provided by operating activities				$76.7
Less capital expenditures				(31.4)
Free cash flow				$45.3

Net debt (end of period):
Current portion of long-term debt				$1.1
Long-term debt				621.7
Total debt				622.8
Less cash and cash equivalents				(83.0)
Net debt				$539.8

Adjusted EBITDA:
Current quarter				$38.1
Three prior quarters				89.4
Adjusted EBITDA				$127.5

Net debt leverage (net debt divided by adjusted EBITDA)				4.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Year ended September 30, 2011
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$605.5	$359.1	$-	$964.6

Gross profit	$147.0	$101.1	$-	$248.1
Selling, general and administrative expenses	91.8	68.1	31.9	191.8
Restructuring expenses	1.4	1.2	1.0	3.6
Operating income (loss)	$53.8	$31.8	$(32.9)	52.7
Interest expense, net				65.6
Income tax benefit				(2.9)
Loss from continuing operations				(10.0)
Loss from discontinued operations, net of tax				(28.1)
Net loss				$(38.1)

Net loss per diluted share:
Continuing operations				$(0.07)
Discontinued operations				(0.18)
Net loss				$(0.25)

Capital expenditures	$14.8	$7.5	$0.8	$23.1

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$53.8	$31.8	$(32.9)	$52.7
Restructuring	1.4	1.2	1.0	3.6
Adjusted operating income (loss)	55.2	33.0	(31.9)	56.3
Depreciation and amortization	47.7	14.5	0.9	63.1
Adjusted EBITDA	$102.9	$47.5	$(31.0)	$119.4

Adjusted operating margin	9.1%	9.2%		5.8%
Adjusted EBITDA margin	17.0%	13.2%		12.4%

Adjusted net income:
Net loss				$(38.1)
Discontinued operations, net of tax				28.1
Interest rate swap settlement costs, net of tax				4.9
Restructuring, net of tax				2.2
Adjusted net income				$(2.9)
Adjusted net income per diluted share				$(0.02)

Free cash flow:
Net cash provided by operating activities				$35.8
Less capital expenditures				(23.1)
Free cash flow				$12.7

CONTACT:
Mueller Water Products, Inc.
Investor Contact:
Martie Edmunds Zakas, 770-206-4237
Sr. Vice President – Strategy, Corporate Development
& Communications
mzakas@muellerwp.com
or
Media Contact:
John Pensec, 770-206-4240
Sr. Director - Corporate Communications & Public Affairs
jpensec@muellerwp.com